TRIMAINE HOLDINGS, INC.

                EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


                                                          Shareholding at
                                                              Year End
Name of Subsidiary     Jurisdiction of Incorporation          (Direct)
------------------     -----------------------------      ---------------
Inverness
 Enterprises Ltd.      Province of British Columbia,            100%
                        Canada